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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP

          1201 THIRD AVENUE, SUITE 4800, SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500

                                  May 10, 2002

Getty Images, Inc.
601 N. 34th Street
Seattle, Washington 98103

        Re: Registration Statement on Form S-8 of Shares of Common Stock, Par Value $0.01 Per Share, of Getty Images, Inc.

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to up to an aggregate of 64,999 shares of Common Stock, par value $0.01 per share (the "Shares"), which may be issued pursuant to the exercise of four nonqualified stock options granted by the Board of Directors as follows: (i) 8,333 shares subject to an option granted to James N. Bailey on July 23, 2001, (ii) 8,333 shares subject to an option granted to Andrew S. Garb on July 23, 2001, (iii) 8,333 shares subject to an option granted to Christopher H. Sporborg on July 23, 2001, and (iv) 40,000 shares subject to an option granted to Philippe Sanchez on November 12, 2001. The Nonqualified Stock Option Agreements evidencing each option are collectively referred to as the "Option Agreements."

        We have examined the Registration Statement and such documents and records of Getty Images, Inc. and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based on and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the Option Agreements have been duly authorized and that, upon the due execution by Getty Images, Inc. and the registration by its registrar of such Shares, the issuance thereof by Getty Images, Inc. in accordance with the terms of the Option Agreements and the receipt of consideration, if any, therefor in accordance with the terms of the Option Agreements, such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ PERKINS COIE LLP

                                            PERKINS COIE LLP